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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 OR 15(d) of the Securities Act of 1934


                               September 25, 2000
                Date of Report (date of earliest event reported)



                                 BANCTEC, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                         0-9859                75-1559633
(State or other jurisdiction of          (Commission          (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)


                             2701 E. Grauwyler Road
                              Irving, Texas 75061
          (Address of principal executive offices, including zip code)


                                 (972) 579-6000
              (Registrant's telephone number, including area code)
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ITEM 5.  Other Events.

On September 25, 2000, and effective September 15, 2000, the Registrant amended certain provisions of its Credit Agreement dated July 1999. The parties to the amendment are Banctec, Inc. (the "Borrower"), several banks and other financial institutions, ABN AMRO Bank, N.V., as Co-Agent, and The Chase Manhattan Bank (formerly, Chase Bank of Texas, N.A.), as administrative agent and syndication agent, collectively called "the Lenders". Pursuant to the amendment, less stringent financial covenants are required of the Borrower for the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000. In addition, the Lenders waived any covenant violation or event of default which has occurred or would occur by virtue of such violation. These matters were agreed to in consideration for an increase in the guarantee to the Lenders by the Borrower's primary owners, Welsh, Carson, Anderson & Stowe ("WCAS") from $10.0 million to $35.0 million, and for the Borrower's receipt of $15.0 million in cash proceeds from a preferred stock issuance to WCAS.

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SIGNATURE
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  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BANCTEC, INC.



                                        By: /s/ Evelyn Henry Miller
                                           -----------------------------
                                            Evelyn Henry Miller
                                            Senior Vice President and
                                            Chief Financial Officer

Date:  September 25, 2000

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